Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On November 30, 2010, Novatel Wireless, Inc. (“Novatel”) completed the acquisition of Enfora, Inc. (“Enfora”), for approximately $77.5 million in cash, funded with Novatel’s existing cash resources, and potential future cash consideration of up to $6.0 million based on future earnings of Enfora. The cash consideration paid at closing of the acquisition was based on a purchase price of $64.5 million and an additional payment of $13.0 million for an agreed upon amount of Enfora working capital. The Enfora acquisition will be accounted for under the acquisition method of accounting in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standard Codification or ASC 805-10 topic for “Business Combinations”. The purchase price in excess of the amounts assigned to tangible and identifiable intangible assets acquired less liabilities assumed is recognized as goodwill.

Management has estimated the fair value of tangible and intangible assets acquired and liabilities assumed based on preliminary estimates and assumptions. These preliminary estimates and assumptions could change significantly during the purchase price measurement period as we finalize the valuations of the tangible and intangible assets. Any change could result in material variances between our future financial results and the amounts presented in these unaudited combined financial statements, including variances in fair values recorded, as well as expenses associated with these items.

The unaudited pro forma financial information is based on historical financial statements. The unaudited pro forma combined condensed balance sheet as of September 30, 2010 gives effect to the Enfora acquisition as if it was completed on that date, and was derived from the historical unaudited consolidated balance sheet of Enfora as of September 30, 2010, combined with Novatel’s historical unaudited consolidated balance sheet as of September 30, 2010.

The unaudited pro forma combined statements of operations for the year ended December 31, 2009 and nine-months ended September 30, 2010 illustrates the effect of the acquisition of Enfora had it occurred on January 1, 2009, and were derived from the historical audited consolidated statement of operations for Enfora for the year ended December 31, 2009 and unaudited historical consolidated statement of operations for the nine-months ended September 30, 2010, combined with Novatel’s historical audited consolidated statement of income for the year ended December 31, 2009 and unaudited consolidated statement of operations for the nine-months ended September 30, 2010, respectively.

The pro forma combined financial statements should be read in conjunction with the historical audited consolidated financial statements and notes thereto of Novatel contained in its 2009 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2010, and Enfora’s historical audited financial statements for the year ended December 31, 2009, and unaudited financial statements for the nine-months ended September 30, 2010, which are included as Exhibit 99.1 to this Current Report on Form 8-K/A.

The unaudited pro forma combined condensed financial information is presented based on the assumptions and adjustments described in the accompanying notes that we believe are reasonable. The unaudited pro forma combined condensed financial statements do not include any pro forma adjustments relating to costs of integration that the combined company may incur or post-integration cost reductions that may be realized as such adjustments would be forward-looking.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had occurred as of the date or during the periods presented nor is it necessarily indicative of future operating results or financial position.

NOVATEL WIRELESS, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

SEPTEMBER 30, 2010

(In thousands)

	Historical Novatel	Historical Enfora	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$116,117	$4,221	$(77,499	) (a)	$42,839
Marketable securities	31,302	—	—		31,302
Accounts receivable, net	32,419	9,659	240	(n)	42,318
Inventories	15,982	6,062	3,021	(b)(n)	25,065
Deferred tax assets, net	236	—	—		236
Prepaid expenses and other	5,093	943	(746	) (c)	5,290

Total current assets	201,149	20,885	(74,984)		147,050

Property and equipment, net	13,627	1,394	—		15,021
Marketable securities	35,554	—	—		35,554
Intangible assets, net	1,006	—	39,660	(d)	40,666
Goodwill	—	—	20,371	(d)	20,371
Deferred tax assets, net	2,903	—	3,226	(g)	6,129
Other assets	186	140	—		326

Total assets	$254,425	$22,419	$(11,727)		$265,117

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$38,660	$2,640	$—		$41,300
Accrued expenses	19,937	4,624	(762	) (n)(o)	23,799
Notes payable - current portion of term loan	—	3,374	(3,374	) (e)	—
Line of credit	—	5,839	(5,839	) (e)	—

Total current liabilities	58,597	16,477	(9,975)		65,099

Capital lease obligations, long-term	83	—	—		83
Other long-term liabilities	12,101	873	91	(e)(f)	13,065
Notes payable – non-current portion	—	6,246	(6,246	) (e)	—

Total liabilities	70,781	23,596	(16,130)		78,247

Total stockholders’ equity (deficit)	183,644	(1,177)	4,403	(g)	186,870

Total liabilities and stockholders’ equity (deficit)	$254,425	$22,419	$(11,727)		$265,117

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

NOVATEL WIRELESS, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2009

(In thousands, except per share data)

	Historical Novatel	Historical Enfora	Pro Forma Adjustments		Pro Forma Combined
Net revenues	$337,422	$52,514	$—		$389,936
Costs of net revenues	249,764	35,340	8,752	(b)(h)(i)(m)	293,856

Gross profit	87,658	17,174	(8,752)		96,080

Operating costs and expenses:
Research and development	44,892	7,206	128	(h)(m)	52,226
Sales and marketing	19,857	6,061	(288	) (h)(m)	25,630
General and administrative	20,159	5,911	84	(h)(m)	26,154
Depreciation and amortization	—	1,160	(1,160	) (h)	—
Amortization of acquired intangibles	—	—	2,380	(i)	2,380

Total operating costs and expenses	84,908	20,338	1,144		106,390

Operating income (loss)	2,750	(3,164)	(9,896)		(10,310)

Other income (expense):
Interest income (expense), net	1,374	(7,982)	7,124	(e)(j)	516
Other income, net	315	135	—		450

Income (loss) before income taxes	4,439	(11,011)	(2,772)		(9,344)

Income tax expense (benefit)	527	13	(4,673	) (k)	(4,133)

Net income (loss)	$3,912	$(11,024)	$1,901		$(5,211)

Per share data:
Net income (loss) per share:
Basic	$0.13				$(0.17)

Diluted	$0.13				$(0.17)

Weighted average shares used in computation of basic and diluted net income (loss) per share:
Basic	30,648				30,648

Diluted	31,224		(576	) (l)	30,648

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

NOVATEL WIRELESS, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010

(In thousands, except per share data)

	Historical Novatel	Historical Enfora	Pro Forma Adjustments		Pro Forma Combined
Net revenues	$219,664	$46,455	$—		$266,119
Costs of net revenues	175,113	29,650	2,232	(h)(i)(m)	206,995

Gross profit	44,551	16,805	(2,232)		59,124

Operating costs and expenses:
Research and development	34,070	6,939	128	(h)(m)	41,137
Sales and marketing	15,258	4,576	(194	) (h)(m)	19,640
General and administrative	14,309	4,469	20	(h)(m)	18,798
Depreciation and amortization	—	853	(853	) (h)	—
Amortization of acquired intangibles	—	—	1,440	(i)	1,440

Total operating costs and expenses	63,637	16,837	541		81,015

Operating loss	(19,086)	(32)	(2,773)		(21,891)

Other income (expense):
Interest (expense) income, net	(2,698)	(2,188)	1,954	(e)(j)	(2,932)
Other income (expense), net	1,671	6	—		1,677

Loss before income taxes	(20,113)	(2,214)	(819)		(23,146)

Income tax expense (benefit)	12,420	55	—		12,475

Net loss	$(32,533)	$(2,269)	$(819)		$(35,621)

Per share data:
Net loss per share:
Basic	$(1.04)				$(1.13)

Diluted	$(1.04)				$(1.13)

Weighted average shares used in computation of basic and diluted net loss per share:
Basic	31,414				31,414

Diluted	31,414				31,414

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

NOVATEL WIRELESS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1. Basis of Presentation

On November 30, 2010, Novatel Wireless, Inc. (“Novatel”) completed the acquisition of Enfora, Inc. (“Enfora”), a company incorporated in Delaware, for approximately $77.5 million in cash, and potential future cash consideration of up to $6.0 million based on future earnings of Enfora. The cash consideration paid at closing of the acquisition was based on a purchase price of $64.5 million and an additional payment of $13.0 million for an agreed upon amount of Enfora working capital. In connection with the acquisition, the holders of outstanding Enfora common stock, preferred stock, and vested stock options received total cash of approximately $58.0 million, Enfora’s debt holders received approximately $16.2 million to pay outstanding debt facilities, and other Enfora acquisition related liabilities of $3.3 million were settled. The acquisition was financed with Novatel’s existing cash resources.

The unaudited pro forma combined condensed financial statements of Novatel have been prepared using the acquisition method of accounting. The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments. The unaudited pro forma combined condensed balance sheet as of September 30, 2010 gives effect to the acquisition of Enfora as if it was completed on that date, and was derived from the historical unaudited consolidated balance sheet of Enfora as of September 30, 2010 combined with Novatel’s historical unaudited consolidated balance sheet as of September 30, 2010.

The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2009 and the nine months ended September 30, 2010 illustrate the effect of the acquisition of Enfora as if it had occurred on January 1, 2009, and were derived from the historical unaudited consolidated statements of operations for Enfora for the twelve months ended December 31, 2009 and nine months ended September 30, 2010, combined with Novatel’s historical audited consolidated statement of operations for the year ended December 31, 2009 and unaudited consolidated statement of operations for the nine-months ended September 30, 2010, respectively. The pro forma combined balance sheet and statements of operations were also adjusted to reflect certain reclassifications to conform Enfora’s presentation to Novatel’s presentation.

2. Preliminary Purchase Price Allocation

The total purchase price of the acquisition was as follows (in thousands):

Cash paid for Enfora	$77,499
Estimated fair value of contingent consideration	963

Total estimated purchase price	$78,462

Certain Enfora employee stock options became fully vested and exercisable upon the closing of the acquisition. Payments with respect to such stock options were made on a net basis based on the intrinsic value of the stock options using the per share price paid by Novatel for the Enfora common stock.

Under the acquisition method of accounting, the total purchase price as shown in the table above is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price was allocated using the information currently available, and Novatel may adjust the preliminary purchase price allocation after obtaining more information regarding, among other things, asset valuations, liabilities assumed, and revisions of preliminary estimates.

The purchase price in excess of the fair value of the tangible and identifiable intangible assets acquired less liabilities assumed is recognized as goodwill. The preliminary allocation of the purchase price estimated at the November 30, 2010 acquisition date is as follows (in thousands):

Estimated fair value of net tangible assets acquired and liabilities assumed:
Cash and cash equivalents	$4,600
Accounts receivable	7,253
Inventories	11,029
Property and equipment	1,243
Prepaid expenses and other assets	658
Accounts payable and accrued expenses	(7,690)
		17,093
Estimated fair value of identifiable intangible assets acquired:
Technology	21,400
Trade name	12,900
Customer relationships	3,800
Non-compete agreements	960
Backlog	600

		39,660
Goodwill		21,709

Total estimated purchase price		$78,462

The purchase price allocation is preliminary and based on preliminary estimates and assumptions which could change significantly during the purchase price measurement period as we finalize the valuations of the tangible and intangible assets.

3. Assumptions for Pro Forma Adjustments

The accompanying unaudited pro forma condensed combined financial statements have been prepared as if the acquisition was completed on September 30, 2010 for balance sheet purposes and on January 1, 2009 for statements of operations purposes. The purchase price allocation values ascribed in the pro forma financial statements have been modified as necessary to reflect differences in fair values at the respective pro forma periods. The estimated adjustments to reflect the pro forma values are as follows:

(a)	To record adjustments to cash as follows (in thousands):

Cash paid for common and preferred shares of Enfora	$(58,024)
Cash paid to extinguish Enfora debt facilities	(16,162)
Cash paid for acquisition related Enfora expenses	(3,313)

Total	$(77,499)

(b)	To record inventory fair value adjustment, and the related expense to cost of net revenues.

(c)	To eliminate unamortized debt issuance costs as a result of the acquisition.

(d)	To record goodwill and intangible assets acquired as a result of the acquisition.

(e)	To eliminate debt paid off at acquisition and related interest expense.

(f)	To record the $963,000 estimated fair value of contingent consideration.

(g)	Represents the following adjustments to stockholders’ equity (deficit) (in thousands):

Elimination of Enfora’s historical accumulated deficit	$1,177
Additional deferred income tax benefit related to purchase accounting adjustments	3,226

Total	$4,403

(h)	To reclassify depreciation expense that is included as other operating expense in Enfora’s financial statements.

(i)	To record the estimated amortization of acquired intangible assets as follows (dollars in thousands):

	Estimated Life (yrs)	Purchase Amount Allocated	Amortization Year Ended Dec. 31, 2009	Amortization Nine Months Ended Sep. 30, 2010
Costs of net revenues:
Technology	10	$14,800	$1,480	$1,110
Technology	5	6,600	1,320	990
Backlog	5 mos.	600	600	—

Amortization of acquired intangibles:
Trade name	10	12,900	1,290	968
Customer relationships	10	3,800	380	285
Non-compete agreements	2	500	250	187
Non-compete agreements	1	460	460	—

Total		$39,660	$5,780	$3,540

(j)	To reduce interest income, net for the decrease in interest income determined by applying the average rate of return for the respective periods to the assumed net decrease in Novatel’s cash balance of $77.5 million used to fund the acquisition of Enfora.

(k)	To record the income tax impact on the pro forma adjustments.

(l)	To adjust diluted weighted average shares as the impact would be anti-dilutive on a pro forma combined basis.

(m)	To record an adjustment for share-based compensation expenses as follows (in thousands):

	Year Ended December 31, 2009	Nine Months Ended September 30, 2010
Estimated share-based compensation for Novatel stock	$290	$218
Eliminate share-based compensation expense for Enfora stock	(1,376)	(986)

Net pro forma adjustment	$(1,086)	$(768)

(n)	To reclassify deferred revenue and related inventory costs to the liability section of the balance sheet.

(o)	To adjust contingent liabilities to estimated settlement values.